EXHIBIT 10.33

AMENDING AGREEMENT

THIS AGREEMENT dated as of the 30th day of October, 2003.

AMONG:

ONTREA INC.

( the “Landlord”)

OF THE FIRST PART;

- and -

ELECTRONIC ARTS (CANADA), INC.

(the “Tenant”)

OF THE SECOND PART;

- and -

ELECTRONIC ARTS INC.

(the “Indemnifier”)

OF THE THIRD PART

               WHEREAS pursuant to a lease dated as of October 7, 2002 ( the “Original Lease”) between the Landlord and the Tenant, the Landlord leased to the Tenant the 17th, 18th , 19th and 20th floors in the building municipally known as 250 Howe Street on the terms and conditions more particularly set forth herein;

               AND WHEREAS pursuant to an indemnity agreement dated the 6th day of December, 2002 (the “Indemnity Agreement”) between the Landlord and the Indemnifier, the Indemnifier has agreed to the indemnify the Landlord with respect to the obligations of the Tenant under the Original Lease on the terms and conditions more particularly set forth therein;

               AND WHEREAS the Original Lease, as amended and /or supplemented by letter agreements dated October 7, 2002, January 6, 2003 and March 28, 2003 is hereinafter, collectively, referred to as the “Lease”;

               AND WHEREAS all capitalized terms used herein, which are not otherwise defined herein, shall have the meanings ascribed thereto in the Lease;

               AND WHEREAS pursuant to a letter agreement dated October 8, 2003 (the “Expansion Letter”) between the Landlord and the Tenant, the Landlord has agreed to lease to the Tenant and the Tenant has agreed to lease from the Landlord approximately 13,555 square feet of Rentable Area on the 12th floor of the Building on the terms and conditions more particularly set forth therein;

               AND WHEREAS the Landlord and the Tenant have agreed to enter into this Agreement in order to amend the Lease so as to incorporate the terms of the Expansion Letter;

               AND WHEREAS the Indemnifier has agreed to enter into this Agreement for the purposes of acknowledging and confirming, inter alia, that the Indemnity Agreement shall be amended in order to apply to all obligations relating to the 12th Floor Expansion Premises (as hereinafter defined).

               NOW THEREFORE witnesseth that in consideration of the sum of TWO DOLLARS ($2.00) paid by each party hereto to the others and other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged by the each of parties), the parties hereby acknowledge, confirm and agree as follows:

1.	The parties hereby acknowledge, confirm and agree that the foregoing recitals are true in substance and in fact.

2.	The Lease is amended effective the date first above written (the “Effective Date”) as follows:

(a)	Section 1.01 of the Lease is hereby amended by adding the following paragraph at the end thereof:

“Notwithstanding the foregoing, the Premises shall be deemed to include, form and after the Start Date, approximately 13,555 square feet of Rentable Area on the 12th floor of the Building as outlined in red on Schedule “B-2” attached hereto (the “12th Floor Expansion Premises”). The Rentable Area of the Premises other than the 12th Floor Expansion Premises (such remaining portion being hereinafter referred as the “Original Premises”) has been certified to be 51,676 square feet of Rentable Area. The Rentable Area of the 12th Floor Expansion Premises shall be subject adjustment in accordance with Section 2.09 of the Lease.”;

(b)	Section 1.02 of the Lease is hereby amended by deleting such section in its entirety and by replacing the same with the following:

“The Terms of this Lease is: (i) with respect to the Original Premises, ten (10) years from the Commencement Date to and including April 30, 2013 (the “Expiry Date”); and (ii) with respect the 12th Floor Expansion Premises, eight (8) years and 11 (eleven) months commencing of June 1, 2004 and expiring on the Expiry Date”

(c)	Section 1.03 of the Lease is hereby amended by adding the following paragraph at the end thereof:

“Notwithstanding anything else to the contrary contained herein, this Section 1.03 shall apply to the 12th Floor Expansion Premises, subject to the following modifications:

(i)	the Possession Date with respect of the 12th Floor Expansion Premises (the “12th Floor Possession Date”) is the (2nd) Business Day following the satisfaction or waiver by the Landlord and the Tenant of their respective conditions set forth in a letter between their Landlord and the Tenant dated October 8, 2003;

(ii)	the Tenant shall not be entitled to install any additional internal stairwells;

(iii)	the 6th paragraph of Section 1.03 shall not apply to the 12th Floor Expansion Premises;

(iv)	the amount of the leasehold improvements allowance payable in connection with the 12th Floor Expansion Premises shall be $70.00 per square foot of Rentable Area and not $57.00 per square foot of Rentable Area and such allowance shall otherwise, for greater certainty, be payable in accordance with the terms of this section 1.03.”

(d)	Section 2.02 of the Lease is hereby amended by deleting the same in its entirety and by replacing the same with the following:

“Except as otherwise expressly provided for in this Lease, the Tenant shall pay Net Rent in the sum per annum, payable in equal consecutive monthly installments in advance on the first day of each calendar month of the Term as follows:

Original Premises:

Years 1-5	$29.00 per square foot of Rentable Area of the Premises per annum; and

Years 6-10	$31.00 per square foot of Rentable Area of the Premises per annum

12th Floor Expansion Premises

Commencement Date — April 30, 2008	$27.50 per square foot of Rentable Area of the Premises per annum

May 1 2008 — April 30, 2013	$29.50 per square foot of Rentable Area of the Premises per annum

As soon as reasonably possible after completion of the 12th Floor Expansion Premises, the Landlord shall measure the Rentable Area of the Premises and shall calculate the Rentable Area of the 12th Floor Expansion Premises and the Rent with respect thereto shall be adjusted accordingly. The Tenant acknowledges that the Rent with respect to the Original Premises has been adjusted based on a Rentable Area of 51,676 square feet”.

(e)	Section 11.01 of the Lease is hereby amended by adding the following paragraph at the end of the first paragraph thereof:

“Notwithstanding anything else to the contrary contained herein, the Tenant shall from and after the Start Date be entitled to license from the Landlord up to an additional twelve (12) unreserved parking permits (the “Additional Parking Permits”) for the Parking Facilities serving the Complex at the prevailing rates charged from time to time by the Parking Facilities operator. The Tenant shall notify the Landlord in writing by no later than March 1, 2004 as to the actual number of Additional Parking Permits it will require for the Term. The Tenant shall be entitled after June 1, 2005 to reduce, on a quarterly basis, the Additional Parking Permits by giving the Landlord thirty (30) days’ prior written notice. If the Tenant reduces its number of Additional Parking Permits, the Tenant shall be entitled, subject to availability, to increase on a quarterly basis, on no less than thirty (30) days’ notice, the number of Additional Parking Permits up to the maximum number of twelve (12)”.

(f)	Schedule “C” of the Lease is hereby amended in the following manner:

(i)	the definition of “Commencement Date” is hereby amended by deleting the same and by replacing the same with the following:

“9. “Commencement Date” means (i) with respect to the Original Premises, May 1, 2003; and (ii) with respect to the 12th Floor Expansion Premises, June 1, 2004, provided, however, that if the 12th Floor Possession Date should be delayed beyond November 9, 2003, the Commencement Date shall be extended by each day that the Possession Date is so delayed.”

(ii)	the definition of “Possession Date” is hereby amended by deleting the same in its entirety and by replacing the same with the following:

“36. “Possession Date” means: (i) with respect to the Original Premises, November 15, 2002; and (ii) with respect to the 12th Floor Expansion Premises, the 12th Floor Possession Date”

(iii)	the definition of “Premises” is hereby amended by adding the following sentence at the end thereof:

“For greater certainty, prior to the Start Date, “Premises” means the Original Premises and from and after the Start Date, “Premises” means the Original Premises and the 12th floor Expansion Premises.”

(iv)	Schedule “C” is amended by adding the following definition as paragraph 44B thereof.

“44B. “Start Date” means the Commencement Date with respect to the 12th floor Expansion Premises.”

(g)	Schedule “F” is hereby amended in the following manner:

(i)	Section 1 is hereby amended by adding the following sentence at the end thereof:

“Notwithstanding anything else herein contained to the contrary; this Section 1 shall not apply to the 12th Floor Expansion Premises.”

(ii)	Section 2 of Schedule “F” is hereby amended by adding the following paragraph at the end thereof:

“The Tenant shall be entitled from and after the Start date, at the Tenant’s sole cost and expense, to one (1) additional Signage Option at a location to be mutually agreed upon by the Landlord and the Tenant, acting reasonably, and otherwise on the terms and conditions generally applicable to all Signage Options. In addition to the foregoing right, if the Tenant shall at any time lease more Rentable Area in the Building than any other tenant, and subject to PricewaterhouseCoopers LLP, PWC Management Services and any affiliate of either of them collectively leasing and occupying at any time during the Term less than 70,000 square feet of Rentable Area in the Building, the Tenant shall, at the Tenant’s sole cost and expense, have the right to exclusive roof top signage on the Building and naming rights to the Building, subject to complying with the Landlord’s design criteria for the Building and all local municipal requirements and approvals. All such signage shall be installed and maintained at the Tenant’s sole cost and expense and at the expiry or earlier termination of the Term, such additional signage shall at the Tenant’s expense, be removed by either the Tenant or the Landlord, at the Landlord’s option, and any damage caused to the Building or the Lands by such removal shall be the responsibility of the Tenant. The foregoing right shall only be granted to the Tenant if the Tenant is Electronic Arts (Canada), Inc. or the corporation which owns a majority of the issued and outstanding voting shares of all classes of securities issued by Electronic Arts (Canada), Inc. (the “EA Parent”) and is not assignable to any other Person.”

(iii)	Section 5 of Schedule “F” of the Lease is hereby amended by adding the following sentence at the end thereof:

“For greater certainty, this termination right also applies to the 12th Floor Expansion Premises and any leasehold improvements allowances and brokerage fees applicable thereto. In this regard, the reference to the “Commencement Date” is a reference to May 1, 2003 notwithstanding that the Commencement Date with respect to the 12th Floor Expansion Premises is June 1, 2004.”

(iv)	Section 6 of Schedule “F” of the Lease is hereby amended by adding the following sentence at the end thereof:

“For greater certainty, this extension right also applies to the 12th Floor Expansion Premises.”

(v)	Schedule “F” is hereby amended by adding the following as a new Section 11 thereto:

“11.	Right of First Opportunity to Purchase

If at any time during the Term or any renewals thereof, the Landlord wishes to dispose of the Building to a third party, the Landlord shall first give written notice to the Tenant (the “Disposition Notice”) granting a right of first negotiation (the “Right of First Opportunity”) to the Tenant to purchase the Building. The Tenant shall give written notice to the Landlord (the “Election Notice”) within five (5) Business Days following receipt of the Disposition Notice from the Landlord (the “Notice Period”), of its interest in being the purchaser in connection with the sale and setting out the purchase price and other fundamental business terms upon which it is prepared to purchase the Building. The Landlord and the Tenant shall have ten (10) Business Days from the date of delivery by the Tenant to the Landlord of the Election Notice (the “Acceptance Period”) to negotiate in good faith and attempt to reach an agreement in writing on mutually satisfactory terms and conditions with respect to the sale (a “Landlord-Tenant Purchase Agreement”). If the Tenant fails to deliver the Election Notice to the Landlord by the end of the Notice Period or if the Tenant otherwise indicates that it does not intend to give the Election Notice within the Notice Period, the Right of First Opportunity shall be at an end and shall no longer apply at any other time during the Term or any renewals thereof and the Landlord shall have the unfettered right to dispose of the Building at any time. If the Tenant does give to the Landlord the Election Notice but if the parties do not enter into a Landlord-Tenant Purchase Agreement by the end of the Acceptance Period, the Landlord shall have the unfettered right to complete a sale of the Building to any third party, provided that: (i) the sale shall be completed within twelve (12) months following expiration on the Notice Period (if the Election Notice is not given) or the Acceptance Period (if the Election Notice is given); and (ii) the purchase price shall be no less than 95% of the sale price set forth in the Election Notice, failing which the Right of First Opportunity shall continue to apply on the same terms and conditions. This right is personal to Electronic Arts (Canada), Inc. or the EA Parent (but only if Electronic Arts (Canada), Inc. is a wholly-owned subsidiary) provided they lease a minimum of five (5) floors in the Building. This right applies only to the Building and does not apply if Granville Square and the Building are to be sold together. The Right of First Opportunity shall only apply if the Tenant is not in Default under this Lease at the time that the Landlord shall determine that it wishes to dispose of the Building to a third party. For greater certainty, the Landlord shall also be entitled without triggering the Right of First Opportunity to: (i) dispose of the Building, or any interest therein, to any Person which is not a third party; and (ii) dispose of any partial interest in the Building to any Person, including, without limitation, a third party.”

(h)	The Lease is hereby amended by adding Schedule “B-2” attached hereto as Schedule “B-2” to the Lease.

3.	The Landlord and the Tenant agree that, subject to the foregoing amendments, the Lease remains in full force and effect, unamended, and time remains of the essence thereof.

4.	The Indemnifier hereby acknowledges, confirms and agrees that: (i) the foregoing amendments to the Lease in no way prejudice, derogate or otherwise vitiate any of the terms of the Indemnity Agreement; (ii) all references to the “Lease” (as defined in the Indemnity Agreement) shall be deemed to mean from and after the Effective Date, the Lease, as amended by this Amending Agreement; and (iii) for greater certainty, any and all obligations indemnified by the Indemnifier pursuant to the Indemnity Agreement shall from and after the Start Date, extend to the Tenant’s obligations under the Lease with respect to the 12th Floor Expansion Premises.

5.	This Agreement shall be governed by and construed in accordance with the laws of the Province of British Columbia and the laws of Canada applicable therein.

6.	Any notice, consent or other instrument which may be or is required to be given under this Lease shall be in writing and shall be delivered in person or sent by facsimile or by registered mail postage prepaid, addressed: (a) if to the Landlord: c/o The Cadillac Fairview Corporation Limited, 20 Queen Street West, 5th Floor, Toronto, Ontario, M5H3R4, Attention: Executive Vice President, Property Management, facsimile no. (416) 598-8222, with a copy to the Building Manager, (b) if to the Tenant, at the Premises to the attention of the Chief Financial Officer with a copy to Bull, Housser & Tupper, Barristers & Solicitors, 3000-1055 West Georgia Street, Vancouver, B.C. V6E 3R3, facsimile no. (604) 641-4949, (Attention: George Burke); and (c) to the Indemnifier: c/o Electronic Arts (Canada), Inc., at the Premises to the attention of the Chief Financial Officer with a copy to Bull, Housser & Tupper, Barristers & Solicitors, 3000-1055 West Georgia Street, Vancouver, B.C. V6E 3R3, facsimile no. (604) 641-4949, (Attention: George Burke). Any such notice or other instrument shall be deemed to have been given and received on the day upon which personal delivery or any facsimile delivery is made if during normal business hours on a Business Day, failing which, it shall be deemed to be received on the next following Business Day or, if mailed, then 3rd Business Day following the date of mailing. Either party may give notice to the other of any change of address and after the giving of such notice, the address therein specified is deemed to be the address of such party for the giving of notices. If postal service is interrupted or substantially delayed, all notices or other instruments shall be delivered in person.

7.	This Agreement may be executed in several counterparts, each of which so executed will be deemed to be an original and such counterparts together will constitute one and the same instrument. Counterparts may be executed either in original or fax form and the parties agree to adopt any signatures received by facsimile machine or other means of electronic communication as original signatures of the parties; provided however, that any party providing its signature in such manner shall promptly forward to the other party an original of the signed copy of this Agreement which was so delivered.

8.	All of the covenants and agreements in this Agreement shall be binding upon the parties hereto and their respective successors and assigns and shall enure to the benefit of and be enforceable by the parties hereto and their respective successors and permitted assigns pursuant to the terms and conditions of the Lease or the Indemnity Agreement, as the case may be.

     IN WITNESSETH WHEREOF the parties have executed this Agreement effective the date aforementioned.

ONTREA INC.

Per:	/s/ John M. Sullivan

Name:	John M. Sullivan
Title:	Senior Vice President

Per:	/s/ Jeff Hess

Name:	Jeff Hess
Title:	Officer

I/We have authority to bind the Corporation.

ELECTRONIC ARTS (CANADA), INC.

Per:	/s/ Howard Donaldson

Name:	HOWARD DONALDSON
Title:	Chief Financial Officer
Electronic Arts (Canada) Inc.

Per:

Name:
Title:

I/We have authority to bind the Corporation.

ELECTRONIC ARTS INC.

Per:	/s/ Bryan Neider

Name:	Bryan Neider
Title:	CFO, Worldwide Studios

Per:

Name:
Title:

I/We have authority to bind the Corporation.

Schedule “B-2”

12th Floor